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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference of our reports dated January 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of FTP Software, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 which reports are included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-77506, 33-80427, 333-08585, 333-14669, and 333-43557.


                                                 Coopers & Lybrand L.L.P.


Boston, Massachusetts
May 11, 1998